Exhibit 99.1

Earnings Release

Q2 2022

Coursera Reports Second Quarter 2022 Financial Results

•	Revenue grows 22% year-over-year

•	Enterprise revenue grows 55% year-over-year

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its second quarter ended June 30, 2022.

“The combination of online learning and remote work has the power to create greater access to high-quality education and unlock broader economic opportunity,” said Coursera CEO Jeff Maggioncalda. “We continue to see strong demand from businesses, governments, and academic institutions looking to deliver the in-demand skills and industry-recognized credentials required to enter digital jobs.”

Financial Highlights for Second Quarter 2022

•	Total revenue was $124.8 million, up 22% from $102.1 million a year ago.

•	Gross profit was $78.4 million or 62.8% of revenue, up 29% from $60.9 million a year ago. Non-GAAP gross profit was $79.2 million or 63.5% of revenue, up 28% from $61.8 million a year ago.

•

Net loss was $(49.3) million or (39.5)% of revenue, compared to $(46.4) million or (45.4)% of revenue a year ago. Non-GAAP net loss was $(21.6) million or (17.3)% of revenue, compared to $(6.9) million or (6.8)% of revenue a year ago.

•	Adjusted EBITDA was $(15.6) million or (12.5)% of revenue, compared to $(2.9) million or (2.9)% of revenue a year ago.

•

Net cash provided by operating activities was $0.9 million, compared to $(5.5) million used in operating activities a year ago. Free cash flow was $(3.2) million, compared to $(8.5) million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

“Our second-quarter results reflect strong demand for our entry-level Professional Certificates and sustained revenue growth across our Enterprise segment,” said Ken Hahn, Coursera’s CFO. “With our three-sided platform, diversified offerings, and global learner base, we have multiple levers of growth to navigate the long-term trends shaping higher education.”

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Q2 2022

Operating Segment Highlights

•

Consumer revenue for the second quarter was $69.7 million, up 12% from a year ago on increased demand for our expanding portfolio of entry-level Professional Certificates. Segment gross margin was $50.7 million, or 73% of Consumer revenue, compared to 66% a year ago. The company added 5 million new registered learners during the quarter for a total of 107 million.

•

Enterprise revenue for the second quarter was $43.7 million, up 55% from a year ago on sustained momentum across business, government, and campus customers. The total number of Paid Enterprise Customers increased to 958, up 64% from a year ago. Segment gross margin was $31.1 million, or 71% of Enterprise revenue, compared to 67% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 111%.

•

Degrees revenue for the second quarter was $11.4 million, down 4% from a year ago on lower-than-anticipated student enrollments. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 17,460, up 19% from a year ago.

All key business metrics are as of June 30, 2022. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Content, Customer, and Platform Highlights

•	Content and Credentials:

•

Expanded our Meta partnership with 5 new entry-level Professional Certificates for in-demand careers in the field of software engineering, including front-end developer, back-end developer, Android developer, iOS developer, and database engineer.

•

Announced 3 new degree programs, including a partnership with Northeastern University and Mayo Clinic to offer the first university and industry collaborative degree on Coursera with the Master in Management: Digital Transformation in Healthcare.

•

Welcomed 15 new educator partners to the platform, including 4 top-ranked Indian universities and industry leaders like Accenture, ADP, Campus BBVA, Coinbase, Genentech, Goodwill, Hero Mindmine, HR Certification Institute (HRCI), PwC India, SAP, and Tally Education.

•	Enterprise Customers:

•

Coursera for Business won new and expanded partnerships with customers across the globe, including Procter & Gamble (U.S.), PwC (India), Arcos Dorados (Latin America), Petrobras (Brazil), and Boubyan Bank (Kuwait).

•

Coursera for Government launched or deepened initiatives with the Prime Minister of Guyana and the Department of Public Affairs (Guyana), the Queensland AI Hub (Australia), and the National Transformation Initiative (Barbados).

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Q2 2022

•

Coursera for Campus saw strong momentum in the Americas, including a system-wide for-credit initiative with Louisiana Tech and the University of Louisiana System, as well as a curriculum integration effort across 30 academic programs at Universidad del Valle de México (UVM).

•	Learning Platform:

•

Launched Career Academy for institutions, a career training academy that leverages our entry-level Professional Certificates and Guided Projects, created by the world’s leading companies and experts. With Career Academy, any business, government, or academic institution can deliver the skills and industry credentials a learner needs to apply for a high-demand, entry-level digital job.

•

Introduced Clips for Coursera for Business customers, delivering short, actionable content on job-relevant topics, with easily accessible 5- to 10-minute videos and lessons surfaced within the context of longer courses for a clear path to deeper skills development.

•	Announced several new learner personalization features to motivate and support learners, including personalized schedules, data-driven deadlines, in-course coaching, and AI-powered nudges.

Highlights reflect developments since March 31, 2022 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•	Third quarter 2022:

•	Revenue in the range of $126 to $130 million

•	Adjusted EBITDA in the range of $(10.5) to $(13.5) million

•	Full year 2022:

•	Revenue in the range of $509 to $515 million

•	Adjusted EBITDA in the range of $(42.5) to $(48.5) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

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Q2 2022

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its second quarter 2022 performance today, July 27, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on the company’s Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 107 million registered learners as of June 30, 2022. Coursera partners with over 275 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Anne Espiritu, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

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Q2 2022

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to

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Q2 2022

investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation and payroll tax expense related to stock-based activities. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) other expense (income), net; (4) stock-based compensation expense; (5) income tax expense; and (6) payroll tax expense related to stock-based activities. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: Coursera’s growing prominence as a global destination for learners seeking job-relevant skills and the platform through which institutions are driving collaboration; broadening access to higher education and creating a new and inclusive learning model; the demand for online learning; anticipated features and benefits of our customer and partner

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Q2 2022

relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release

Q2 2022

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$124,754	$102,089	$245,187	$190,451
Cost of revenue(1)	46,348	41,162	89,151	79,987

Gross profit	78,406	60,927	156,036	110,464

Operating expenses:
Research and development(1)	44,929	41,004	82,884	63,144
Sales and marketing(1)	55,586	43,862	107,253	76,475
General and administrative(1)	25,726	21,846	50,904	34,991

Total operating expenses	126,241	106,712	241,041	174,610

Loss from operations	(47,835)	(45,785)	(85,005)	(64,146)
Interest income	837	85	1,172	165
Other (expense) income, net	(1,173)	42	(1,598)	35

Loss before income taxes	(48,171)	(45,658)	(85,431)	(63,946)
Income tax expense	1,163	705	2,171	1,080

Net loss	$(49,334)	$(46,363)	$(87,602)	$(65,026)

Net loss per share—basic and diluted	$(0.34)	$(0.35)	$(0.61)	$(0.75)

Weighted-average shares used in computing net loss per share—basic and diluted	144,782,220	131,804,121	143,909,469	86,761,169

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenue	$812	$903	$1,389	$1,010
Research and development	12,619	18,363	22,362	20,391
Sales and marketing	8,048	11,310	14,322	12,658
General and administrative	6,026	8,599	11,410	10,400

Total stock-based compensation expense	$27,505	$39,175	$49,483	$44,459

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Q2 2022

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$380,005	$580,658
Marketable securities	403,140	241,117
Accounts receivable, net	57,418	34,396
Deferred costs, net	22,496	19,666
Prepaid expenses and other current assets	20,494	16,494

Total current assets	883,553	892,331
Property, equipment and software, net	27,862	24,725
Operating lease right-of-use assets	11,510	16,321
Intangible assets, net	9,165	10,091
Restricted cash	2,061	2,061
Other assets	18,239	13,381

Total assets	$952,390	$958,910

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$55,323	$49,206
Other accounts payable and accrued expenses	20,876	23,257
Accrued compensation and benefits	16,519	18,353
Operating lease liabilities, current	8,043	8,031
Deferred revenue, current	115,581	94,637
Other current liabilities	7,968	7,639

Total current liabilities	224,310	201,123
Operating lease liabilities, non-current	8,715	11,864
Deferred revenue, non-current	2,665	3,851
Other liabilities	913	559

Total liabilities	236,603	217,397

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,299,173	1,235,231
Treasury stock, at cost	(4,701)	(4,701)
Accumulated other comprehensive loss	(2,318)	(252)
Accumulated deficit	(576,368)	(488,766)

Total stockholders’ equity	715,787	741,513

Total liabilities and stockholders’ equity	$952,390	$958,910

Earnings Release

Q2 2022

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(87,602)	$(65,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,621	6,371
Stock-based compensation expense	49,483	44,459
Amortization of marketable securities, net	1,020	319
Impairment of long-lived assets	5,095	—
Other	493	105
Changes in operating assets and liabilities:
Accounts receivable, net	(23,428)	(11,141)
Prepaid expenses and other assets	(13,522)	(4,124)
Operating lease right-of-use assets	2,507	2,716
Accounts payable and accrued expenses	4,462	(5,274)
Accrued compensation and other liabilities	(1,151)	4,347
Operating lease liabilities	(3,136)	(3,191)
Deferred revenue	19,758	20,639

Net cash used in operating activities	(37,400)	(9,800)

Cash flows from investing activities:
Purchases of marketable securities	(180,552)	—
Proceeds from maturities of marketable securities	15,000	153,981
Purchases of property, equipment and software	(717)	(739)
Capitalized internal-use software costs	(7,266)	(6,598)
Purchases of content assets	(954)	(531)

Net cash (used in) provided by investing activities	(174,489)	146,113

Cash flows from financing activities:
Proceeds from exercise of stock options	11,787	14,284
Proceeds from employee stock purchase plan	4,596	—
Proceeds from initial public offering, net of offering costs	—	525,284
Payment of deferred offering costs	(295)	(6,110)
Payment of tax withholding on vesting of restricted stock units	(4,852)	—

Net cash provided by financing activities	11,236	533,458

Net (decrease) increase in cash, cash equivalents, and restricted cash	(200,653)	669,771
Cash, cash equivalents, and restricted cash—Beginning of period	582,719	82,426

Cash, cash equivalents, and restricted cash—End of period	$382,066	$752,197

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$380,005	$749,649
Restricted cash	2,061	2,548

Total cash, cash equivalents, and restricted cash	$382,066	$752,197

Earnings Release

Q2 2022

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(49,334)	$(46,363)	$(87,602)	$(65,026)
Depreciation and amortization	4,439	3,440	8,621	6,371
Interest income, net	(837)	(85)	(1,172)	(165)
Other expense (income), net	1,173	(42)	1,598	(35)
Stock-based compensation expense	27,505	39,175	49,483	44,459
Income tax expense	1,163	705	2,171	1,080
Payroll tax expense related to stock-based activities	268	256	733	284

Adjusted EBITDA	$(15,623)	$(2,914)	$(26,168)	$(13,032)

Net loss margin	(40)%	(45)%	(36)%	(34)%

Adjusted EBITDA margin	(13)%	(3)%	(11)%	(7)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$857	$(5,453)	$(37,400)	$(9,800)
Less: purchases of property, equipment and software	(317)	(432)	(717)	(739)
Less: capitalized internal-use software costs	(3,722)	(2,613)	(7,266)	(6,598)

Free Cash Flow	$(3,182)	$(8,498)	$(45,383)	$(17,137)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$78,406	$60,927	$156,036	$110,464
Stock-based compensation expense	812	903	1,389	1,010
Payroll tax expense related to stock-based activities	3	15	13	16

Non-GAAP gross profit	$79,221	$61,845	$157,438	$111,490

Net loss	$(49,334)	$(46,363)	$(87,602)	$(65,026)
Stock-based compensation expense	27,505	39,175	49,483	44,459
Payroll tax expense related to stock-based activities	268	256	733	284

Non-GAAP net loss	$(21,561)	$(6,932)	$(37,386)	$(20,283)